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                                                                       EXHIBIT 8




                        [SHEARMAN & STERLING LETTERHEAD]

                                                                  April 10, 2001


Ford Motor Credit Company
One American Road
Dearborn, MI 48126

Ladies and Gentlemen:

         In connection with the issuance by Ford Motor Credit Company, a Delaware corporation, of $2,500,000,000 aggregate principal amount of its 6 7/8% Global Landmark Securities due February 1, 2006, $1,000,000,000 aggregate principal amount of its 7 3/8% Global Landmark Securities due February 1, 2011, and $1,500,000,000 aggregate principal amount of its Floating Rate Global Landmark Securities due April 17, 2003, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Taxation of Non-United States Persons - Income and Withholding Tax" in the Prospectus Supplement dated April 10, 2001 relating to Registration Statement no. 333-50090, to which registration statement this consent is an exhibit.

                                   Very truly yours,

                                   /s/ SHEARMAN & STERLING
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